Exhibit 10.38

AMENDMENT NO. 2 TO THE
TESORO CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Tesoro Corporation (the “Company”):
W I T N E S S E T H:
WHEREAS, the Company maintains the Tesoro Corporation Executive Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Company desires to amend the Plan to clarify that Supplemental Matching Awards are not made with respect to Deferrals from Bonus Compensation;
NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2011:
Section 2.2(c) of the Plan is hereby amended to read as follows:
“(c)    The Supplemental Match shall be in such percentage of the Participants' Compensation (excluding Bonus Compensation) deferred under this Plan as shall be determined by the Compensation Committee of the Board in its sole discretion from year to year. The Supplemental Match shall apply to each Participant as of the first payroll period during the Plan Year in which such Participant's Compensation (including Bonus Compensation) exceeds the limitations imposed under Section 401(a)(17) of the Code and shall be credited to the Participant's Deferral Account for such payroll period and each subsequent payroll period during the Plan Year in which the Participant is eligible for the Supplemental Match.”
Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect.
IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, Tesoro Corporation has caused its corporate seal to be affixed hereto and these presents to be fully executed in its name and behalf by its proper officer thereunto this 21st day of December, 2011.

TESORO CORPORATION

By:	/s/ CRAIG M. LATORRE
Craig M. LaTorre
VP, Human Resources & Communications

1